Exhibit 99.1

For immediate release

Aon and Hewitt Expect Proposed Merger to Close in Early October
Election Deadline for Hewitt Shareholders Set for September 29

CHICAGO, September 24, 2010 — Aon Corporation (NYSE: AON) and Hewitt Associates, Inc. (NYSE: HEW) announced today that they currently anticipate completing their proposed merger transaction pursuant to the previously announced Agreement and Plan of Merger, dated as of July 11, 2010, between Aon, two wholly owned subsidiaries of Aon, and Hewitt (the “Merger Agreement”) on or about October 1, 2010.  The proposed merger transaction remains subject to the satisfaction of customary closing conditions, including the receipt of certain regulatory approvals.

In connection with the anticipated completion of the proposed merger transaction, the election deadline for Hewitt stockholders to elect the form of merger consideration they will receive in the merger transaction has been set as 5:00 p.m., New York City time, on September 29, 2010 (the “Election Deadline”).  In accordance with the Merger Agreement, all Hewitt stockholders who have not previously made their cash, stock or mixed consideration elections must submit their election forms, together with the certificate(s) representing their shares, confirmation of book-entry transfer of such shares, or properly completed Notice of Guaranteed Delivery, so that they are received by Computershare Trust Company, N.A., the exchange agent, at its designated office, by the Election Deadline.  Hewitt stockholders holding shares through a brokerage account or other nominee arrangement may have an earlier election deadline than the Election Deadline and will need to follow any procedures required by their broker or nominee, who will make an election on their behalf if they follow the broker’s or nominee’s instructions. Hewitt stockholders are encouraged to consult with their broker or nominee as soon as possible regarding these procedures.

Holders of Hewitt common stock whose election forms are not received in proper form by the exchange agent by the Election Deadline will be deemed to have made a mixed election, entitling them to receive merger consideration consisting of (i) 0.6362 of a share of Aon common stock and (ii) $25.61 in cash per share of Hewitt common stock.  Elections made by Hewitt stockholders to receive all cash or all stock consideration will be subject to automatic proration and adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of Aon common stock issued by Aon in the merger each represents approximately 50% of the aggregate merger consideration, as described in the Merger Agreement and in the joint proxy statement/prospectus provided to Aon and Hewitt stockholders in connection with the special meetings of Aon stockholders and Hewitt stockholders held on September 20, 2010.

Beginning on or about August 19, 2010, the required election forms and accompanying instructions were mailed to Hewitt stockholders of record as of August 16, 2010.  Hewitt stockholders, including those that acquired their shares after August 16, 2010,  may request copies of these election documents and direct any questions regarding the election materials or the Election Deadline to Innisfree M&A Incorporated, the information agent for the transaction, at (877) 456-3463 (toll-free) or (212) 750-5833 (collect).  Hewitt stockholders holding shares through a brokerage account or other nominee arrangement should contact their broker or nominee to obtain additional copies of the election documents.

About Hewitt Associates
Hewitt Associates (NYSE:HEW) provides leading organizations around the world with expert human resources consulting and outsourcing solutions to help them anticipate and solve their most complex benefits, talent, and related financial challenges. Hewitt works with companies to design, implement, communicate, and administer a wide range of human resources, retirement, investment management, health care, compensation, and talent management strategies. With a history of exceptional client service since 1940, Hewitt has offices in more than 30 countries and employs approximately 23,000 associates who are helping make the world a better place to work. For more information, please visit http://www.hewitt.com.

About Aon
Aon Corporation (NYSE: AON) is the leading global provider of risk management services, insurance and reinsurance brokerage, and human capital consulting.  Through its more than 36,000 associates worldwide, Aon readily delivers distinctive client value via innovative and effective risk management and workforce productivity solutions.  Aon’s industry-leading global resources and technical expertise are delivered locally through more than 500 offices in more than 120 countries.  Named the world’s best broker by Euromoney magazine’s 2008 and 2009 Insurance Survey, Aon also ranked highest on Business Insurance’s listing of the world’s largest insurance brokers based on commercial retail, wholesale, reinsurance and personal lines brokerage revenues in 2008 and 2009. A.M. Best deemed Aon the number one insurance broker based on brokerage revenues in 2007, 2008, and 2009, and Aon was voted best insurance intermediary, best reinsurance intermediary and best employee benefits consulting firm in 2007, 2008 and 2009 by the readers of Business Insurance.  For more information on Aon, log onto www.aon.com.

Cautionary Statement
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Safe Harbor Statement
This communication contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the possibility that the expected efficiencies and cost savings from the proposed transaction will not be realized, or will not be realized within the expected time period; the ability to obtain governmental approvals of the merger on the proposed terms and schedule contemplated by the parties; the risk that the Aon and Hewitt businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; general economic conditions in different countries in which Aon and Hewitt do business around the world; changes in global equity and fixed income markets that could affect the return on invested assets; fluctuations in exchange and interest rates that could influence revenue and expense; rating agency actions that could affect Aon’s ability to borrow funds; funding of Aon’s various pension plans; changes in the competitive environment; changes in commercial property and casualty markets and commercial premium rates that could impact revenues; the outcome of inquiries from regulators and investigations related to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws; the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries; the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions; the cost of resolution of other contingent liabilities and loss contingencies; and the ability to realize the anticipated benefits to Aon of the Benfield merger.  Further information concerning Aon, Hewitt, and their business, including factors that potentially could materially affect Aon’s and Hewitt’s financial results, is contained in Aon’s and Hewitt’s filings with the Securities and Exchange Commission (the “SEC”).  See Aon’s and Hewitt’s Annual Reports on Form 10-K and Annual Reports to Stockholders for the fiscal years ended December 31, 2009 and September 30, 2009, respectively, and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our businesses. Neither Aon nor Hewitt undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

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Investor Contact:	Media Contact:
Scott Malchow	David Prosperi
Aon Corporation	Aon Corporation

Vice President, Investor Relations	Vice President, Global Public Relations
312-381-3983	312-381-2485

Investor Contact:	Media Contact:
Sean McHugh	Maurissa Kanter
Hewitt Associates	Hewitt Associates
Vice President, Investor Relations	Director, Public Relations
847-442-4176	847-442-0952